Exhibit 99.1

Media Contact:	Investor Contact:

Mona Klausing, Active Network	Brinlea Johnson, The Blueshirt Group
Mona.Klausing@ActiveNetwork.com	Brinlea@BlueshirtGroup.com
1-858-964-3813	1-212-331-8424

Active Network Reports Fourth Quarter and Fiscal Year 2011 Results

•	Fourth Quarter Revenue Increases 23% Year-Over-Year to $76.0 Million

•	2011 Revenue Increases 21% Year-Over-Year to $337.4 Million

•	2011 Adjusted EBITDA of $36.0 Million, Up 43% Over the Prior Year Period

SAN DIEGO, CALIF. – February 23, 2012 – The Active Network, Inc. (NYSE: ACTV), the leading provider of organization-based cloud computing applications, today announced its financial results for the fourth quarter and fiscal year 2011.

Q4 2011 Financial Highlights:

(All comparisons are made to the fourth quarter of 2010)

•	Total net revenue was $76.0 million, up 23% from $61.6 million.

•	Technology revenue constituted 86%, or $65.5 million of total net revenue, up 33% from $49.2 million.

•	Marketing Services revenue constituted 14%, or $10.6 million of total net revenue.

•	Loss from operations was $14.9 million compared to a loss of $8.9 million.

•	Net loss was $8.5 million compared to a net loss of $9.1 million.

•

Adjusted EBITDA, a non-GAAP financial measure, was $0.4 million, including $1.9 million in severance costs associated with the acquisition of StarCite. Excluding these costs, Adjusted EBITDA was $2.3 million.

Fiscal Year 2011 Financial Highlights:

(All comparisons are made to fiscal year 2010)

•	Total net revenue was $337.4 million, up 21% from $279.6 million.

•	Technology revenue constituted 86%, or $290.5 million of total net revenue, up 22% from $237.7 million.

•	Registrations grew 14% over the prior year period to 80.3 million and revenue per registration was $2.85.

•	51,300 organizations utilized the Company’s technology solutions, up 8%.

•	Marketing Services revenue constituted 14%, or $46.9 million of total net revenue, up 12% from $41.9 million.

•	Loss from operations narrowed to $16.6 million compared to a loss of $20.5 million.

•	Net loss was $15.3 million compared to a net loss of $27.3 million.

•	Adjusted EBITDA, a non-GAAP financial measure, increased 43% to $36.0 million, from $25.1 million.

•	The Company ended the year with cash and cash equivalents of $108.7 million.

“I continue to be pleased with our strong performance, with Q4 revenue up 23% over the prior year period, making this our third straight quarter as a public company with revenue growth over 20%,” said Dave Alberga, CEO of Active Network. “We continue to roll out functionality for ActiveWorks, our core proprietary cloud-based SaaS platform, further establishing our industry leading position. In addition, our long-term contracts provide us with strong, predictable and recurring revenue streams.”

“During the quarter, we acquired StarCite, a top provider of global corporate strategic meetings management, and now have a robust “end-to-end” technology platform and a deep list of Fortune 500 clients, including 10 of the 15 largest technology companies, 9 of the 15 largest pharmaceutical companies and 10 out of 15 of the largest financial institutions in North America.1 Looking into 2012, we are very excited about our future growth opportunities and believe we are well positioned as the leader in the business events market.”

“We had a solid fourth quarter and are making steady progress towards our target long-term operating model,” explained Scott Mendel, CFO of Active Network. “One of the key drivers of our Q4 revenue growth, the number of registrations, was up 13% over the same period last year. During 2011, over 51,300 organizations used our technology solutions to manage their events and activities, up 8% over 2010. We believe our metrics validate our large market opportunity, both domestically and internationally, as we leverage our global partnerships and grow our diversified customer base.”

Q4 2011 Key Business Highlights:

•

Active Network announced the acquisition of StarCite®—a leader in global corporate strategic meetings management—which has become part of the Company’s new Business Solutions division. In addition to its global customer base and leading strategic meeting management SaaS technology, StarCite provides Active Network access to a vast online marketplace of the top hotels, destinations and venue suppliers worldwide.

[1]	Based on Fortune 500 2011 data.

•

The Company formed a strategic alliance with the Professional Convention Management Association (PCMA), serving as both an event sponsor and PCMA’s official technology provider for its worldwide events.

•

LiveInfo™, a mobile application platform that enables resorts, parks and attractions to provide its customers with customizable information in branded iPhone and Android apps, was launched by Active Network.

•

Active Network announced that its recreation management software products power 60 of the top 100 cities in North America.[2] Active Network helps city recreation managers automate manual processes, gain greater efficiencies in facility management, and grow their revenues. The Company now serves diverse cities such as Anchorage, Boston, Honolulu, Houston, New York, Phoenix, San Diego, Seattle, Toronto and Vancouver.

•

Schwaggle(TM), Active Network’s daily deals program for consumers, partnered with Google Offers. Schwaggle provides discounted promotions on high-end endurance sports and fitness gear, race registrations and golf tee times to Google Offers customers.

Business Outlook

For the first quarter of 2012, Active Network is targeting total revenue to be in the range of $89 million to $93 million, up 25% at the midpoint compared to the same period in the prior year. Registrations are expected to grow approximately 13% to 15% and revenue per registration growth of approximately 3% to 5% compared to the same period in the prior year. The Company expects a net loss in the range of $27 million to $25 million and is targeting Adjusted EBITDA in the range of $(5) million to $(3) million mainly due to the purchase accounting impact of the fourth quarter 2011 acquisition of StarCite. Excluding the acquisition impact, the Company would expect Adjusted EBITDA to be in the range of $0 million to $2 million.

For the full year of 2012, Active Network is targeting total revenue to be in the range of $425 million to $435 million, up 27% at the midpoint compared to the prior year. The Company expects net loss in the range of $39 million to $35 million and Adjusted EBITDA in the range of $46 million to $50 million.

[2]	Based on population.

Conference Call Information

Active Network will host a conference call to discuss fourth quarter and fiscal year 2011 results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call dial-in number is 800-573-4840 for domestic participants and 617-224-4326 for international participants. A live webcast of the conference call will also be available and can be accessed within the investor relations section of the Active Network corporate website at: http://investors.activenetwork.com/.

A replay of the call will be available starting at 8:00 p.m. Eastern Time (5:00 p.m. Pacific Time) on February 23, 2012 through 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on February 25, 2012. To listen to the replay, dial 888-286-8010 (or 617-801-6888 outside of the United States) and use the passcode 4319-2125. The replay will also be available via webcast at: http://investors.activenetwork.com/.

About The Active Network, Inc.

The Active Network, Inc. is the leading provider of organization-based cloud computing applications with over 51,300 global business customers and 80 million annual transactions reported last year. Our technology platform, ActiveWorks®, transforms the way organizers manage their activities and events by automating online registrations and streamlining other critical management functions, while also driving consumer participation to their events. Our flagship media property, Active.com®, is the leading online community for people who want to discover, participate in, and share activities about which they are passionate. Headquartered in San Diego, California since 1999, the Company has over 25 offices worldwide. To learn more, visit www.ActiveNetwork.com or www.Active.com. Follow Active Network on Twitter @ActiveNetwork, @Active and on Facebook.

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© 2012 The Active Network, Inc. All rights reserved. Active Network is a trademark of The Active Network, Inc. All other trademarks are the property of their respective owners.

Note With Respect to Non-GAAP Financial Measures

In addition to using GAAP financial results, the Company’s management measures and reports non-GAAP financial measures, including Adjusted EBITDA, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. The most directly comparable GAAP financial results for these non-GAAP financial measures are Net income (loss), Net income (loss) and Net income (loss) per share, respectively. Management uses these non-GAAP financial measures to evaluate the Company’s performance and operations. Management also uses these non-GAAP financial measures for business planning, to evaluate acquisition opportunities and as a measurement to create incentives and to compensate the Company’s management team. In addition, management believes the exclusion or inclusion of certain amounts in calculating these non-GAAP financial measures can provide a useful measure to investors for period-to-period comparisons. These non-GAAP financial measures, however, should be used in addition to, and in conjunction with, the Company’s financial results presented in accordance with GAAP. The Company strongly encourages investors to review its financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare the Company’s results with other companies’ non-GAAP financial measures having the same or similar names. Please see Reconciliation of GAAP to Non-GAAP Results below for a reconciliation of our GAAP to non-GAAP financial measures.

Forward-Looking Statements

The Active Network, Inc. cautions you that the statements included in this press release that are not a description of historical facts are forward-looking statements within the meaning of the federal securities laws. Any such statements are subject to substantial risks and uncertainties, including the Company’s ability to generate revenue and control expenses in order to achieve and maintain profitability, the Company’s ability to maintain an adequate rate of growth, including growing its registrations and revenue from registrations, and the Company’s ability to successfully manage its acquisitions and investments in businesses, applications and technologies, as well as the other risks detailed from time to time in the reports it files with the Securities and Exchange Commission. As a result of these risks and uncertainties, the Company’s actual results may differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net Revenue:
Technology revenue	$65,478	$49,184	$290,480	$237,688
Marketing services revenue	10,567	12,439	46,910	41,912

Total net revenue	76,045	61,623	337,390	279,600

Cost of net revenue:
Cost of technology revenue	34,976	26,466	144,962	115,148
Cost of marketing services revenue	1,711	1,641	5,952	6,203

Total cost of net revenue	36,687	28,107	150,914	121,351

Gross profit	39,358	33,516	186,476	158,249

Operating expenses:
Sales and marketing	17,281	14,307	70,251	59,106
Research and development	16,572	14,707	66,753	61,107
General and administrative	16,493	9,446	51,126	42,404
Amortization of intangibles	3,872	3,998	14,962	16,147

Total operating expenses	54,218	42,458	203,092	178,764

Loss from operations	(14,860)	(8,942)	(16,616)	(20,515)

Interest income	28	37	119	150
Interest expense	(91)	(1,349)	(2,890)	(5,438)
Other income (expense), net	(123)	314	(14)	455

Loss before provision (benefit) for income taxes	(15,046)	(9,940)	(19,401)	(25,348)
Provision (benefit) for income taxes	(6,564)	(848)	(4,074)	1,924

Net loss	(8,482)	(9,092)	(15,327)	(27,272)
Accretion of redeemable convertible preferred stock	—	(7,329)	(11,810)	(28,157)

Net loss attributable to common stockholders	$(8,482)	$(16,421)	$(27,137)	$(55,429)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.16)	$(2.17)	$(0.75)	$(7.83)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	54,109	7,553	36,072	7,080

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$108,699	$31,441
Restricted cash	1,502	5,000
Accounts receivable, net	66,469	34,096
Inventories	1,662	—
Prepaid expenses and other current assets	6,179	4,181

Total current assets	184,511	74,718

Property and equipment, net	33,830	28,181
Software development costs, net	45,093	37,013
Goodwill and intangible assets, net	333,660	248,321
Deposits and other assets	2,133	2,315

Total assets	$599,227	$390,548

Liabilities, preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	8,516	$5,372
Registration fees payable	72,405	40,667
Accrued expenses	41,106	32,172
Deferred revenue	54,919	34,013
Current portion of debt	5,000	16,866
Capital lease obligations, current portion	3,317	1,983
Other current liabilities	42,613	1,630

Total current liabilities	227,876	132,703

Debt, net of current portion	—	27,537
Capital lease obligations, net of current portion	1,652	1,663
Other long-term liabilities	6,147	4,353
Deferred tax liability	16,913	17,960

Total liabilities	252,588	184,216
Convertible preferred stock	—	21,187
Redeemable convertible preferred stock	—	371,126

Total preferred stock	—	392,313

Stockholders’ equity (deficit):
Common stock	58	9
Treasury stock	(11,959)	(11,959)
Additional paid-in capital	625,875	65,224
Accumulated other comprehensive income	7,923	8,866
Accumulated deficit	(275,258)	(248,121)

Total stockholders’ equity (deficit)	346,639	(185,981)

Total liabilities, preferred stock and stockholders’ equity (deficit)	$599,227	$390,548

THE ACTIVE NETWORK, INC.

SUPPLEMENTARY DATA

(In thousands, except revenue per registration)

(Unaudited)

Operational Data:

	Three Months Ended December 31,		% change	Twelve Months Ended December 31,		% change
	2011	2010		2011	2010
Organizations	n/a	n/a	n/a	51.3	47.3	8%
Net registration revenue	$46,386	$39,260	18%	$228,453	$197,575	16%
Registrations	17,305	15,323	13%	80,274	70,182	14%
Net registration revenue per registration	$2.68	$2.56	5%	$2.85	$2.82	1%

Gross Profit Margin:

	Three Months Ended December 31,		% or bps change		Twelve Months Ended December 31,		% or bps change
	2011	2010			2011	2010
Total net revenue	$76,045	$61,623	23%		$337,390	$279,600	21%

GAAP gross profit	39,358	33,516			186,476	158,249
Add back: stock-based compensation	61	32			168	111
Add back: depreciation & amortization	6,722	4,855			23,518	15,173

Non-GAAP gross profit	46,141	38,403	20%		210,162	173,533	21%

Gross profit margin:
GAAP gross profit margin	51.8%	54.4%	(260	)bps	55.3%	56.6%	(130	)bps
Non-GAAP gross profit margin	60.7%	62.3%	(160	)bps	62.3%	62.1%	20	bps

Stock-based compensation:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Cost of net revenue	$61	$32	$168	$111
Sales and marketing	373	172	1,413	562
Research and development	279	(43)	915	244
General and administrative	2,300	645	5,299	4,431

Total	$3,013	$806	$7,795	$5,348

THE ACTIVE NETWORK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Non-GAAP net income (loss):
GAAP net loss	$(8,482)	$(9,092)	$(15,327)	$(27,272)
Add back: stock-based compensation	3,013	806	7,795	5,348
Add back: amortization of intangibles	5,161	5,227	20,471	21,057
Add back: acquisition-related severance costs	1,977	—	1,977	—
Income tax effect	(3,553)	(2,112)	(10,585)	(9,242)

Non-GAAP net income (loss)	$(1,884)	$(5,171)	$4,331	$(10,109)

Non-GAAP net income (loss) per share:
Non-GAAP net income (loss)	$(1,884)	$(5,171)	$4,331	$(10,109)

GAAP basic shares	54,109	7,553	36,072	7,080
Add: preferred stock conversion	—	34,632	13,663	34,632

Non-GAAP basic shares	54,109	42,185	49,735	41,712

GAAP diluted shares	54,109	7,553	36,072	7,080
Add: preferred stock conversion and dilutive securities	—	34,632	22,598	34,632

Non-GAAP diluted shares	54,109	42,185	58,670	41,712

Non-GAAP net income (loss) per share:
Basic	$(0.03)	$(0.12)	$0.09	$(0.24)

Diluted	$(0.03)	$(0.12)	$0.07	$(0.24)

	Three Months Ended December 31,		% change	Twelve Months Ended December 31,		% change
	2011	2010		2011	2010
Adjusted EBITDA:
Net loss	$(8,482)	$(9,092)		$(15,327)	$(27,272)
Interest expense, net	63	1,312		2,771	5,288
Income tax provision (benefit)	(6,564)	(848)		(4,074)	1,924
Depreciation & amortization	12,203	11,000		44,857	40,287
Stock-based compensation	3,013	806		7,795	5,348
Other expense (income), net	123	(314)		14	(455)

Adjusted EBITDA	$356	$2,864	(88%)	$36,036	$25,120	43%

Acquisition-related severance costs	1,977	—		1,977	—

Adjusted EBITDA excluding acquisition-related severance costs	$2,333	$2,864	(19%)	$38,013	$25,120	51%

THE ACTIVE NETWORK, INC.

FUTURE PERFORMANCE—1ST QUARTER AND FULL YEAR 2012 OUTLOOK

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands)

	Estimated 1st Quarter 2012		Estimated Full Year 2012
	Low End	High End	Low End	High End
Net loss	$(27,000)	$(25,000)	$(39,000)	$(35,000)
Interest, taxes & other	1,000	1,000	4,000	4,000
Depreciation & amortization	15,200	15,200	60,000	60,000
Stock-based compensation	5,800	5,800	21,000	21,000

Adjusted EBITDA	$(5,000)	$(3,000)	$46,000	$50,000

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© 2012 The Active Network, Inc. All rights reserved. Active.com and ActiveWorks are registered trademarks of The Active Network, Inc. Active Network is a trademark of The Active Network, Inc. All other trademarks are the property of their respective owners.